RICHTON INTERNATIONAL CORPORATION

                                   ----------

                    Notice of Annual Meeting of Stockholders
                            to be held April 29, 1998

                                   ----------

      The Annual Meeting of Stockholders of Richton International Corporation (the "Company") will be held at the American Stock Exchange, 86 Trinity Place, New York, New York, on April 29, 1998 at 11:00 a.m. for the purpose of considering and acting upon the following:

            1.   Election of two directors.

            2. Confirmation of the appointment of Arthur Andersen & Co. L.L.P. as independent auditors for the calendar year ending December 31, 1998.

            3. Such other business as may legally come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 18, 1998, as the record date for determining the stockholders having the right to notice of and to vote at the meeting. For a period of a least ten days prior to the meeting, the Company will make available at its offices a complete list of the stockholders entitled to vote at the meeting showing the address of each stockholder and the number of shares registered in the name of each stockholder as of the record date. You are cordially invited to attend.

                                       By order of the Board of Directors

                                       FRED R. SULLIVAN
                                       Chairman of the Board

New York, New York
March 20, 1998

--------------------------------------------------------------------------------
                                    IMPORTANT

  In order to ensure your representation at the meeting, you are urged to sign, date and return the enclosed proxy in the enclosed envelope (on which no postage is necessary if mailed in the United States).
          We appreciate your giving this matter your prompt attention.
--------------------------------------------------------------------------------

                        RICHTON INTERNATIONAL CORPORATION

                                   ----------

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                            to be held April 29, 1998

                                   ----------

      Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Richton International Corporation ("Richton" or the "Company") to be used at the Annual Meeting of Stockholders to be held at 11:00 a.m. on April 29, 1998, at the American Stock Exchange, 86 Trinity Place, New York, New York or at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the Notice of Annual Meeting. The Company's principal executive offices are located at 767 Fifth Avenue, New York, New York 10153. This Proxy Statement and the form of proxy will first be mailed to stockholders on or about March 20, 1998.

                          THE VOTING AND VOTE REQUIRED

      On the record date for the Meeting, March 18, 1998 (the "Record Date"), there were outstanding 2,977,892 shares of common stock, par value $.10 per share (the "Common Stock"), each of which is entitled to one vote. A majority of the outstanding shares entitled to vote must be present at the Meeting in person or by proxy to constitute a quorum.

      Directors are elected by a plurality of the votes cast (i.e., the two nominees with the highest number of votes will be elected). The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the Meeting is required for the confirmation of the appointment of the independent auditors. Abstentions and broker non-votes will be included for purposes of determining the presence of a quorum.

      In the election of directors, broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the confirmation of the appointment of the independent auditors, abstentions will have the same effect as a vote against the matter and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

      All shares represented by valid proxies will be voted in accordance with the instructions contained thereon. As to the election of the directors, the proxy will be voted in favor of the nominees for director named herein unless a direction is indicated to withhold authority to vote for either of the listed nominees. As to the approval of the confirmation of the appointment of independent auditors, the proxy will be voted in favor of such proposal unless a direction is given to vote against or to abstain from voting thereon. Any stockholder executing and returning a proxy has the power to revoke it at any time before its exercise (i) by filing with the Secretary of the Company a written instruction revoking it, (ii) by submitting a later dated proxy or (iii) by attending the Meeting and voting in person.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Company's By-laws provide that the Board of Directors shall be divided into three Classes as nearly equal as may be possible with terms of office having staggered expiration dates. In accordance with the Company's By-laws, the Board of Directors has fixed the number of directors of the Company at six. At the Meeting, the stockholders will be asked to elect two directors to the Class having a three-year term which expires at the 2001 Annual Meeting. The four other directors, constituting the members of the two Classes whose terms of office expire at the 1999 and 2000 Annual Meetings, will not be nominees for election at the Meeting, and will continue in office until the expiration of their respective terms.

                   Nominees for Election to Office for a term
                       expiring at the 2001 Annual Meeting

THOMAS J. HILB, 60, Chairman of the Board and Chief Executive  Officer of Hilb &
      Co., Inc., a holding company (1982 to date). Mr. Hilb was first elected as a director in 1973 and presently serves on the Compensation Committee.

PETER A. WHITE, 53, Founder and President of International Skye, a consulting and educational firm whose clients include businesses, individuals and families of significant means. Mr. White practiced law, serving until 1986 as a partner in the firm of Fulbright & Jaworski. Mr. White was appointed as a director in 1996 and presently serves on the Audit Committee.

                   Directors to continue in Office for a term
                       expiring at the 1999 Annual Meeting

FRED R. SULLIVAN, 83, Chairman of the Board and Chief Executive Officer of the Company since May 1989. Formerly Chairman and President of Interim Systems Corporation, a supplier of temporary personnel and health care services (September 1987-December 1990). Prior to 1987, Mr. Sullivan was Chairman of the Board and President of Kidde, Inc., a multi-market manufacturing and service organization. Currently director of Sequa Corporation. Mr. Sullivan served as a director of the Company from 1977 to 1980 and since 1981. Mr. Sullivan presently serves on the Executive Committee.

NORMANE. ALEXANDER,  84,  Chairman of the Board and Chief  Executive  Officer of
      Sequa Corporation, a company that manufactures, repairs and coats components of gas turbine engines and produces military electro-optics and machinery for the manufacture and printing of seamless aluminum beverage cans. Mr. Alexander was first elected as a director in September, 1990 and presently serves on the Executive Committee. He also currently serves as a director of Chock Full O'Nuts Corporation.

                   Directors to continue in Office for a term
                       expiring at the 2000 Annual Meeting

STANLEY J. LEIFER,  68, Vice  President,  Marketing for  Braunstein  Co. Inc., a
     manufacturer  of  jewelry,   since  November  1995.  Mr.  Leifer  was  Vice
     President, Marketing for Paul H. Gesswein Co., a distributor of tools, equipment and supplies for the manufacturing of jewelry, from March 1992 until October 1995. From March 1990 until March 1992, Mr. Leifer served as Vice President, Marketing for CitiTraffic, a traffic information service. Mr. Leifer was first elected a director in 1973 and presently serves on the Audit Committee.

DONALDA. McMAHON, 67, private investor. Mr. McMahon was formerly the President and Chief Executive Officer of Royal Crown Corporation, Inc. from 1975 to 1985 and the President of Baker Industries from 1970 to 1974. Mr. McMahon currently serves as a director of Intelligent Systems Corp. and Norrell Corporation. He was first elected as Director in 1997 and presently serves on the Compensation Committee.

                        BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors held four meetings in calendar 1997. Each director attended 100% of the aggregate number of meetings of the Board and committees on which he served during 1997 except for one meeting in which four out of five directors attended.

      The Company has Audit, Executive and Compensation Committees. The Board does not have a Nominating Committee. The Audit Committee met two times in 1997. The Compensation Committee met once in 1997. The Executive Committee did not meet in 1997.

      The principal functions of the Audit Committee are to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and the auditors' fees, to discuss the results of the audit with the independent auditors and determine what action, if any, is required with respect to Richton's internal controls and to make a general review of developments in financial reporting and accounting. In addition, the Audit Committee reviews, considers and reports to the Board of Directors with respect to any transactions which could involve actual or potential conflicts of interest between the Company and any of its officers, directors, or affiliates. The members of the Audit Committee, are Stanley J. Leifer and Peter A. White neither of whom is a employee of the Company.

      The Compensation Committee reviews and approves employment agreements with, and annual salaries, bonuses, profit participation and other compensation of, executives of the Company, and administers and grants benefits under the Company's Long Term Incentive Plan. The members of the Compensation Committee are Thomas J. Hilb and Donald A. McMahon.

Director Compensation

      Each Director who was not compensated as an officer of the Company received compensation in an amount of $16,000 for 1997, except Donald A. McMahon who became a director in April, 1997 and received $12,000.

                             PRINCIPAL STOCKHOLDERS

      The following table shows certain information with respect to beneficial ownership of shares of the Common Stock as of March 18, 1998 by all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding shares:

                                                     Shares
                                                  Beneficially        Percent
Name & Address of Beneficial Owner                   Owned          of Class(1)
----------------------------------                ------------      -----------
Fred R. Sullivan .............................    1,598,197(2)          46.5%
c/o Richton International Corporation
767 Fifth Avenue, New York, New York

FRS Capital Company, LLC .....................    1,239,274(3)          37.4%
c/o Richton International Corporation
767 Fifth Avenue, New York, New York

The Franc M. Ricciardi Residuary Trust .......      208,923(4)           7.0%
c/o Richton International Corporation
767 Fifth Avenue, New York, New York

The Hodas Family Limited Partnership .........      151,000              5.1%
1887 Pine Ridge Lane
Bloomfield Hills, Michigan

Fred A. Sullivan .............................      407,000(5)          13.7%
11625 Montana Avenue,
Los Angeles, California

----------
(1) In determining the percent of class, shares which could be acquired through the exercise of stock options and warrants that are presently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing that person's, but only that person's, percentage.

(2) Includes 208,923 shares owned by the Franc M. Ricciardi Residuary Trust, of which Mr. Fred R. Sullivan is the sole trustee and 120,000 shares which may be acquired through the exercise of stock options all of which are currently exercisable and shares held in FRS Capital Company, LLC. See Note
     (3). Does not include 27,000 shares owned by Mr. Sullivan's wife, of which Mr. Fred R. Sullivan disclaims beneficial ownership.

(3) These shares were transferred from Mr Fred R. Sullivan to this Company and includes 336,250 shares which may be acquired through the exercise of warrants which are currently exercisable. While Mr. Sullivan has sole voting authority over the shares held by FRS Capital Company, LLC, his son, Fred A. Sullivan , has an majority equity interest in FRS Capital Company, LLC.

(4) Does not include 62,107 shares owned directly by Mrs. Rosemarie S. Ricciardi, widow of Franc M. Ricciardi former Chairman of Richton.

(5) Does not include shares held by FRS Capital Company, LLC. See Note (3) above.

              SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICER

      The following table sets forth information regarding beneficial ownership of the Common Stock, as of March 18, 1998, by the directors, the two most highly compensated executive officers and by the directors and executive officers as a group:

                                             Shares Beneficially    Percent of
 Beneficial Owner                                   Owned            Class(1)
 ---------------                             -------------------    ----------
 Fred R. Sullivan .......................       1,598,197(2)           46.5%
 Norman E. Alexander ....................           5,000                 *
 Donald A. McMahon ......................           3,000                 *
 Stanley J. Leifer ......................          15,451                 *
 Thomas J. Hilb .........................          51,137               1.7%
 Peter A. White .........................           5,000                 *
 Cornelius F. Griffin ...................         108,700(3)            3.6%
 All Directors and Officers
   as a group (8 persons) ...............       1,786,485(4)           50.9%

----------
*    Less than one percent (1%).

(1) In determining the percent of class, shares which could be acquired through the exercise of stock options and warrants that are presently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing that person's, but only that person's, percentage.

(2) Includes 208,923 shares owned by the Franc M. Ricciardi Residuary Trust, of which Mr. Fred R. Sullivan is the sole trustee, 120,000 shares which may be acquired through the exercise of stock options of which all are currently exercisable and shares and warrants to acquire shares held in FRS Capital Company, LLC. See Note (3) above under Principal Shareholders. Does not include 27,000 shares held by Mr. Sullivan's wife, which Mr. Fred R. Sullivan disclaims beneficial ownership.

(3) Includes 80,000 shares which may be acquired through the exercise of stock options, all of which are currently exercisable.

(4) Includes (i) 208,923 shares owned by the Franc M. Ricciardi Residuary Trust of which Fred R. Sullivan, Chairman of the Board and Chief Executive Officer of the Company, is sole trustee, (ii) 200,000 shares which may be acquired through the exercise of stock options all of which are currently exercisable and (iii) 903,024 shares and 336,250 shares which may be acquired through the exercise of warrants which are currently exercisable held in FRS Capital Company, LLC. See Note (3) above under Principal Shareholders.

             COMPENSATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

      The following table sets forth the compensation information for the Company's Chief Executive Officer and the only other executive officer of the Company whose total compensation exceeds $100,000 (the "named executives") for the three fiscal years ended December 31, 1997:

                           Summary Compensation Table

                                                                     Long Term
                                                                    Compensation
                                             Annual Compensation       Awards
                                           ----------------------   ------------
                                                                     Securities
Name and                                                             Underlying
Principal Position              Year       Salary          Bonus       Options
------------------              ----       ------         -------   ------------
Fred R. Sullivan ...........    1997      $250,000       $ 85,000      30,000
Chairman and                    1996       100,000        150,000       5,000
Chief Executive Officer         1995       100,000(1)                  10,000

Cornelius F. Griffin .......    1997      $150,000         35,000
Vice President and              1996       142,000         25,000        --
Chief Financial Officer         1995       125,000

----------
(1) In 1995, Mr. Sullivan agreed to accept 18,745 shares of the Company's common stock in lieu of $75,000 of the $100,000 of salary owed to him for 1995. The shares of the common stock were valued at an average price of $2.98 per share for 1995, which approximated current market price at the time of issuance.

                        Option Grants in Last Fiscal Year

      The following table summarizes option grants during the fiscal year ended December 31, 1997 to the named executives:


                                                                                          Potential Realizable
                                             Pecent of                                          Value at
                                           Total Options   Exercise                         Assumed Rates of
                                            Granted to      or Base                        Stock Appreciation
                              Options      Employees in      Price      Expiration             for Option
       Name                 Granted(#)      Fiscal Year     ($/Sh)         Date                 Term (1)
                                                                                           5%($)        10%($)
--------------------------------------------------------------------------------------------------------------
Fred R. Sullivan .......    30,000(2)           75          $5.36      Aug. 6, 2002      $44,426       $98,170

----------
(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates, as set by the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's common stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.

(2) These incentive stock options were granted pursuant to the Company's 1990 Long-Term Incentive Plan and become exercisable in full on a date six months immediately following the date of grant. The options have a term of five years.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                                                        Value of Unexercised in
                              Share Acquired  Value Realized    Number of Unexercised       the-Money Options
                              On Exercise(#)        ($)        Options at Year End (#)      at Year End($)(1)

Name                                                          Exercisable/Unexercisable Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------------
Fred R. Sullivan                    -0-             -0-             120,000/30,000           488,000/29,000
Cornelius F. Griffin                -0-             -0-                80,000/0                 350,000/0

----------
(1) Value is the difference between the market value of the Company's common stock on December 31, 1997 and the exercise price. The market price on December 31, 1997 was $6.31 per share.

                       DEFINED BENEFIT OR ACTUARIAL PLANS

      The Company maintained a Retirement Plan for Salaried Employees of Richton International Corporation (the "Plan"), a non-contributory, defined retirement benefit plan. Effective December 31, 1995 the Plan was terminated. On June 30, 1997 the remaining Plan assets were distributed to the remaining active employees. Messrs. Sullivan and Griffin received $125,000 and $394,000, respectively.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The following persons served on the Compensation Committee during the last completed calendar year: Thomas J. Hilb and Donald A. McMahon. No member of the Compensation Committee had any relationship constituting an interlock or insider participation under Item 402(j) of Regulation S-K.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The overall objectives of the Company's compensation program are to attract and retain the best possible executive talent.

      The primary element of the Company's compensation program consists of fixed compensation in the form of base salary and discretionary cash bonus. Another element of the Company's compensation program consists of variable compensation in the form of stock option awards. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Sullivan, the Company's chief executive officer, are discussed below.

      Base Salaries. Base salaries for executive officers are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held, the experience of the individual, reference to historical levels of salary paid by the Company, the cash flow needs of the Company and the relative performance of the Company.

      Cash  Bonus.  When  appropriate  in  light  of  the  prevailing   business
conditions, the Compensation Committee approves a grant of a cash bonus to certain executive officers. In determining whether to award such bonuses and the amounts of any such bonuses, the Compensation Committee considers those factors that it deems most relevant at the time, including the executive officer's performance, subjectively determined, for the year.

      Incentive Compensation Awards. The third component of executives' compensation is stock options. Stock options reflect the Company's desire to provide an equity incentive for the executive officers to have the Company prosper over the long term. The exercise price of stock options is set at a price equal to the market price of the Common Stock at the time of the grant. In the case of Mr. Sullivan, the options granted to him are at a price equal to 110% of the market price of the Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Common Stock rises. The number of stock options in any year is based upon the discretion of the Compensation Committee. In 1997, the Compensation Committee granted options for 30,000 shares to Mr. Sullivan.

      Chief Executive Officer Compensation. In setting Mr. Sullivan's compensation, the Compensation Committee considered factors such as individual performance (without reference to any specific performance-related targets) and individual experience and expertise, subject, however, to the Compensation Committee's intention to continue to provide Mr. Sullivan with a base salary which the Compensation Committee considers to be low relative to what it believes to be the compensation levels of chief executives of other comparable companies (generally, privately held companies of similar size in the industry and not the companies included in the peer group index) and subject to the cash flow needs of the Company. No particular weight is given by the Compensation Committee to any of the foregoing factors. In making these awards to Mr. Sullivan in 1997, the Compensation Committee also took into account all the factors described in "Base Salaries" above.

      The Compensation Committee intends to limit executive compensation in order to maximize cash flow and to ensure full deductibility of compensation in light of the limitation on the deductibility of certain compensation in excess of one million dollars under Section 162(m) of the Internal Revenue Code as amended. Based on current levels of base salary, the Compensation Committee recommended no adjustment with respect to compensation in light of these limitations. The Compensation Committee considers it unlikely that the limitations will apply to compensation of its executive officers in the near future.

                                          The Compensation Committee
                                          of the Board of Directors

                                          Thomas J. Hilb, Chairman
                                          Donald A. McMahon

                                PERFORMANCE GRAPH

      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on January 1, 1993 in each of (i) the Common Stock, (ii) the American Stock Exchange Market Value Index and (iii) a market capitalization peer group of companies which are traded on the American Stock Exchange.

  [The following table was represented as a line graph in the printed material]

                     ASSUMES $100 INVESTED ON JAN. 1, 1993
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997

                                                          Fiscal Year Ending
                                ----------------------------------------------------------------------
Company                         1992         1993        1994         1995         1996         1997
----------                      ----         ----        ----         ----         ----         ----
Richton International            100       130.77       219.23        207.69       276.92       388.46
Peer Group                       100       111.47        69.22         59.75        68.35        97.81
AMEX Market                      100       118.81       104.95        135.28       142.74       171.76

----------
(1) Includes B&H Ocean Carriers Ltd., Calton Inc., Environmental Tectonics, Goldfield Corp., Independent Bankshares, Kinark Corp., Morgan's Foods Inc., Pacific Gateway Properties, Randers Group Inc., Servotronics Inc., Team Inc., and Thermwood CP. The Company does not believe it can reasonably identify a peer group on an industry or line-of-business basis.

                     RELATED TRANSACTIONS AND OTHER MATTERS

      In October 1993, Fred R. Sullivan, Chairman of the Board of Directors and Chief Executive Officer of the Company, loaned the Company $1,181,250 pursuant to an unsecured promissory note which is subordinate to certain indebtedness. The note bears interest at the rate of nine percent (9%) per annum, payable quarterly, and provides for payment of principal in ten semi-annual installments commencing in April 1996. In connection with such loan, Mr. Sullivan was issued warrants to acquire 236,250 shares of the Company's Common Stock at an exercise price of $1.375 per share. Mr. Sullivan, on July 1, 1994, agreed to receive 36,174 shares of Common Stock in lieu of interest owed to him through July 1, 1994. Subsequently, on September 30, 1994 and February 16, 1995, Mr. Sullivan agreed to receive an aggregate of 21,261 shares of Common Stock at the then current market price in lieu of interest owed to him for the six months ended December 31, 1994. In addition, during 1995, Mr. Sullivan agreed to receive 21,794 shares of Common Stock at the then current market price in lieu of interest owed to him by the Company for the nine month period ended September 30, 1995.

      In March 1995, Mr. Sullivan loaned the Company $1.0 million pursuant to an unsecured subordinated promissory note. The note bears interest at the rate of ten percent (10%) per annum, payable quarterly, and provides for payment of principal in ten semi-annual installments commencing October 1996. In connection with such loan, Mr. Sullivan was issued warrants to acquire 100,000 shares of the Company's common stock at an exercise price of $3.00 per share. During 1997, the Company paid Mr. Sullivan $91,875 and $718,125, representing the interest and principal respectively, due on the outstanding notes.

                                   PROPOSAL 2

                            CONFIRMATION OF AUDITORS

      The Board of Directors of Richton has appointed Arthur Andersen & Co. L.L.P. ("Arthur Andersen") as the Company's independent auditors for the calendar year ending December 31, 1998 and seeks confirmation by the stockholders with respect to this appointment. If the appointment of Arthur Andersen is not confirmed by stockholders, such appointment will be resubmitted to the Board of Directors for further consideration.

      Arthur Andersen has acted an independent auditors of Richton since fiscal 1970. During the fiscal year ended December 31, 1997, Arthur Andersen rendered audit services to the Company consisting of the examination of the Company's financial statements and consultation and assistance in connection with filing the Company's Annual Report on Form 10-K with the Securities and Exchange Commission.

      One or more representatives of Arthur Andersen will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

                        The Board of Directors recommends
                            a vote FOR this proposal.

                  SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998
                         ANNUAL MEETING OF STOCKHOLDERS

      Under the proxy rules of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's proxy statement must be received by the Company by November 20, 1998. These proposals should be sent to the Secretary of the Company at 767 Fifth Avenue, New York, New York 10153.

                                  MISCELLANEOUS

Other Matters

      Management knows of no matters other than the foregoing to be brought before the Meeting, but if such other matters properly come before the Meeting, or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Annual Report on Form 10-K

      A copy of the Company's Annual Report, which includes a copy of Form 10-K for the fiscal year ended December 31, 1997, accompanies this Proxy Statement. The Company will provide copies of any exhibits to the Form 10-K to each stockholder of record as of the Record Date, upon request of such person and such person's payment of the Company's reasonable expenses of furnishing such exhibit.

Solicitation of Proxies

      The entire cost of the solicitation of proxies will be borne by the Company. The Company has retained Georgeson & Company Inc. to solicit proxies in the form enclosed and will pay such firm a fee of approximately $6,500. In addition, proxies may be solicited by directors, officers and regular employees of Richton, without extra compensation, by telephone, telegraph, facsimile transmission, mail or personal interview. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Stock.

        EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE
       ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN
              IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                       By Order of the Board of Directors

                                       FRED R. SULLIVAN
                                       Chairman of the Board

New York, New York
March 20, 1998

PROXY

                        RICHTON INTERNATIONAL CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

        For the Annual Meeting of Stockholders called for April 29, 1998

The undersigned hereby appoints FRED R. SULLIVAN and CORNELIUS F. GRIFFIN and each of them as proxies with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of RICHTON INTERNATIONAL CORPORATION (the "Company"), to be held on April 29, 1998 at 11:00 a.m., at the American Stock Exchange, 86 Trinity Place, New York, New York, or at any adjournments or postponements thereof, and to vote in the name and on behalf of the undersigned all shares which the undersigned would be entitled to vote as fully and with the same effect as the undersigned might do if personally present.

     Election of two directors for a three-year term.

     Nominees:   Thomas J. Hilb
                 Peter A. White

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

               PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE

|X| Please mark your
    votes as in this
    example

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the directors and FOR Item 2.
--------------------------------------------------------------------------------
                    The Board of Directors recommends a vote
            FOR the election of the directors and FOR Item 2 below.
--------------------------------------------------------------------------------
                      FOR      WITHHELD
1. Election of                           For, except vote withheld
   Directors          |_|        |_|     from the following nominee:
   (See Reverse)                         __________________________

                      FOR      AGAINST      ABSTAIN
2. Ratification of
   appointment of     |_|        |_|          |_|
   the independent
   auditors
--------------------------------------------------------------------------------

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

                                DATE _____________________________________, 1998

                                SIGNATURE(S) ___________________________________

                                ________________________________________________

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.